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                                    Delaware

                                The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY L FUND, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MAY, A.D. 2004, AT 12:39 O'CLOCK P.M.


                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3808835 8100        [SEAL]             AUTHENTICATION: 3138525
040395086
                                       DATE: 05-27-04

                            CERTIFICATE OF FORMATION

                                       OF

                          RIDGEWOOD ENERGY L FUND, LLC

     1. The name of the limited liability company is Ridgewood Energy L Fund, LLC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy L Fund, LLC this 27th day of May, 2004.


                                          By /s/ Mary Louise Olin
                                             -----------------------------------
                                             Mary Louise Olin, Authorized Person

     State of Delaware
    Secretary of State
 Division of Corporations
Delivered 12:41 PM 05/27/2004
 FILED 12:39 PM 05/27/2004
SRV 040395086 - 3808835 FILE